UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2009 (May 27, 2009)

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 27, 2009, the Board of Directors (the “Board”) of The Wet Seal, Inc. (the “Company”) approved an amendment and restatement of the Company’s By-Laws. The amendments to Sections 2.7 and 3.2 of the By-Laws are as follows:

(i) set a deadline for notice of all shareholder proposals, including director nominations, that makes reference to the annual meeting date rather than the mailing date of the proxy materials;

(ii) require any shareholder who makes a proposal, other than a director nomination, to disclose any information that would be required to be disclosed in a filing required in connection with the solicitation of proxies and whether the shareholder intends to solicit proxies in connection with the proposal; and

(iii) require any shareholder who makes a proposal to nominate a director to disclose any information that would be required to be disclosed in a filing required in connection with the solicitation of proxies.

The foregoing summary of the amendments is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws of the Company attached hereto as Exhibit 3.1. The Amended and Restated By-Laws of the Company are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

3.1    Amended and Restated By-Laws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: May 29, 2009	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
3.1	Amended and Restated By-Laws of the Company.